Exhibit 4.5
EXECUTION COPY
FIRST AMENDMENT TO AMENDED AND RESTATED SUB-SERVICING AGREEMENT
     This FIRST AMENDMENT TO AMENDED AND RESTATED SUB-SERVICING AGREEMENT dated as December 6, 2010 (this “Amendment”), is entered into by and among (i) GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as master servicer (the “Master Servicer”) and (ii) GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, a Delaware Corporation, as sub-servicer (the “Sub-Servicer”).
BACKGROUND
     1. The Master Servicer and the Sub-Servicer are parties to the Amended and Restated Sub-Servicing Agreement, dated as of August 10, 2006 (the “Sub-Servicing Agreement”).
     2. The Master Servicer and the Sub-Servicer desire to amend the Sub-Servicing Agreement as set forth herein.
AMENDMENTS
     The parties hereto agree as follows:
     SECTION 1. Definitions. As used herein, terms that are defined herein shall have the meanings as so defined, and terms not so defined shall have the meanings as set forth in (or by reference in) the Sub-Servicing Agreement as amended hereby.
     SECTION 2. Amendment to the Sub-Servicing Agreement.
     (a) Section 2.1 of the Sub-Servicing Agreement is hereby amended by deleting the words “other than GE Capital” where they appear in such Section.
     (b) Section 2.2 of the Sub-Servicing Agreement is amended by adding the following proviso at the end of the first sentence of Section 2.2:
     “; provided that with respect to the Sub-Serviced Assets originated by GE Capital, the Sub-Servicer shall only be obligated to perform such servicing duties as shall be requested by the Master Servicer from time to time.”
     SECTION 3. Effectiveness. This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.
     SECTION 4. Binding Effect; Ratification. (a) On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Sub-Servicing Agreement and (ii) each reference in the Sub-Servicing Agreement to “this Agreement”, “hereof”,

“hereunder” or words of like import, and each reference in any other Related Document to the Sub-Servicing Agreement, shall mean and be a reference to such Sub-Servicing Agreement as amended hereby.
     (b) Except as expressly amended hereby, the Sub-Servicing Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
     SECTION 5. Governing Law; Miscellaneous. (a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.
     (b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.
     (c) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.
     (d) Executed counterparts of this Amendment may be delivered electronically.

     IN WITNESS WHEREOF, the parties have executed this Amendment by their respective officers thereunto duly authorized as of the date first above written.

GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ Thomas A. Davidson
	Name:	Thomas A. Davidson
	Title:	Attorney-in-Fact
GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION
By:	/s/ John E. Peak
	Name:	John E. Peak
	Title:	Vice President

S-1